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            Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated November 9, 2005, on our audit of the consolidated financial statements of SiriCOMM, Inc. as of and for the years ended September 30, 2005 and 2004, in Amendment No. 1 to the Registration Statement (Form SB-2) and related prospectus of SiriCOMM, Inc. for the registration of 10,154,139 shares of its common stock.

                                            BKD, LLP

                                            /s/ BKD, LLP






Joplin, Missouri
April 3, 2006
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
Hammons Tower                                                                                         Commerce Bank Building
901 E. St. Louis Street, Suite 1000  3230 Hammons Boulevard          1034 W. Main Street              100 S. Broadway Street
P.O. Box 1190                        P.O. Box 1824                   P.O. Box 1277                    P.O. Box 1448
Springfield, MO 65801-1190           Joplin, MO 64802-1824           Branson, MO 65615-1277           Pittsburg, KS 66762-1448
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